Labor Contract

Changxing Chisen Electric Co., Ltd. (hereinafter referred to as "Party A")

Address: Jingyi Road, Economic Development Zone, Changxing, Zhejiang

Name of Employee:__________         Gender:         Date of Birth:         Nationality:
(hereinafter referred to as "Party B")

Education Degree:	ID Card Number:	Address:

Hereby execute this Contract in accordance with the applicable provisions of “The Labor Law of the People’s Republic of China” and other laws and regulations on the basis of equality and consensus.

1、Term of Contract and Probation Period

The term of this Contract shall be ,commencing on dd mm yy and ending on dd mm yy during this: there shall be probation period of___ years ___ months, from dd mm yy to dd mm yy.

2、Job Description:

Party B shall hold the position of ________(job title) in ________Department, located in ________(office location and city).

3、Labor Safety & Working Conditions

Party A should provide Party B with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labor protection to guarantee the safety and health during the working process. Party B should strictly abide by the safety operation specification.

4、Working Hours & Rest & Vocation

In accordance with the laws and regulations of the PRC and the company’s work rules.

5、Remuneration

The annual pay of Party B is              , which should be paid by month.

6、 Labour Discipline

Part B shall comply with the management directions of Part A and obey the bylaws and labor disciplines of Part A.

7、Termination, Modification, Renew and Discharge of the Contract

a.The relevant clauses of the Contract may be modified by the parties through consultation.

ⅰ. The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided.

ⅱ.Part B does not meet the job requirements.

b.Party A may terminate this Labor Contract at any time upon the occurrence of any one of the following circumstances on Party B’s part:

ⅰ.Part B does not meet the job requirements during the probationary period;

ⅱ.Part B provided the false certificate or labor relations document.

ⅲ.Part B seriously violates disciplines or bylaws of Part A;

ⅳ.Part B seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to Part A;

ⅴ.Party B is held criminally liable in accordance with law or is being punished by physical labor.

c.Party A may terminate this Labor Contract at any time upon the occurrence of any one of the following circumstances:

ⅰ.Part B fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function Part A assigns to him;ⅱ.Part B does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;

ⅲ.Part B is not able to perform his previous function, however, that the parties cannot reach an agreement by amending the contract.

ⅳ.The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided, however, that the parties cannot reach an agreement to amend the contract to reflect the changed circumstances.

d.Part B shall not be dismissed upon the occurrence of any one of the following circumstances:

ⅰ.Part B is ill with occupational disease or injured due to work and has been authenticated fully or partly disabled by the Labour Authentication Commission

ⅱ.Part B is woman who is pregnant, on maternity leave, or nursing a baby.

ⅲ.Part B is ill or injured (other than due to work) and is within the period of medical leave provided for by applicable PRC law and regulations and Company policy;ⅳ.The cumulative number of years of Party B’s work exceeds 15 years, and is less than 5 years from Party B’s statutory retiring age.

ⅴ.Other circumstances specified by laws and regulations.

e.Part B may inform Part A to discharge the Contract at random under the following occasions:

ⅰ.Part B is still in the probationary period;

ⅱ.Part A force Part B to work by violence, duress or illegal restriction to physical freedom.

ⅲ. Part A violates the relevant regulations of State for its terrible safe and health condition, which is harmful to Part B’s health.

f. Other than the circumstance mentioned above, the contract can be discharged through consultation by the parties.

g.	When the term of contract expires or the termination condition happens, the contract terminates. When the labor relationship is terminated, Party B should hand over the job to the successor.

8、.Social Security

During the period of the Contract, Part B’s social security fees will be deducted in the payment by Part A.

9、Breach Liabilities

a. Due to either party’s fault, if breaching the Contract, that party shall undertake the breach liability according to the extent to the performance of the Contract; if the parties both breach the Contract, they shall undertake its separate liability according to the concrete situation.

b. Due to the force majeure, causing the non-performance or the damages to either party, the other party may not undertake the breach liability;

c. Due to either party’s fault, if breaching the Contract damaged the other party. The damage should be compensated by the faulty party accordance with the relevant laws and regulations of PRC.

10、Part B wants to resign and has received training provided by Part A, Part B shall compensate for the training cost.

11、Part B should strictly abide by the policies on confidentiality of the company, if violated, Part B should pay the penalty for RMB10,000.

12、Parties should strictly abide by the contract after it takes into effect.

13、Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people’s court.

14、This Contract shall be in duplicate copies, with one copy for each of the parties.

Party A (seal)	Party B' signature:

	Date:	dd mm yy